EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C: Submission of matters to a vote of Security holders.

EXHIBIT C:
  Attachment to item 77I: Terms of new or amended securities.

EXHIBIT D:
  Attachment to item 77K: Changes in Registrant's certifying accountant

EXHIBIT E:
  Attachment to item 77Q1(d)

EXHIBIT F:
  Attachment to item 77Q1(f)
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EXHIBIT A:
Report of Independent Accountants

To the Board of Directors and Shareholders of The OFFIT Investment Fund, Inc.:

In planning and performing our audit of the financial statements of The OFFIT Investment Fund, Inc. (the "Fund") for the year ended December 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1999.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
February 16, 2000



EXHIBIT B:
The OFFIT Investment Fund, Inc.  (the "Company")
77 C

The Company held a special meeting of shareholders on July 30, 1999. The two matters voted upon by shareholders and the resulting votes for each matter were as follows:


1. Approval of a new advisory agreement between OFFITBANK and the Company on behalf of each Fund:

                Voting Results (in thousands of shares)
                                For        Against    Abstained
                                         /Withheld

High Yield Fund                 107,606     32          585
Emerging Markets Fund             9,385      -           -
Latin America Equity Fund         1,474      -           -
New York Municipal Fund           3,783      -           -
California Municipal Fund           854      -           -
National Municipal Fund           1,599      -           -
U.S. Government Securities Fund   3,030      -           -
Mortgage Securities Fund          4,505      -           -


2. Election of the following Director:

Voting Results (in thousands of shares)
                                For        Against    Abstained
                                         /Withheld

Stephen M. Peck                127,409     1,009         6




EXHIBIT C:
77 I(b)

On November 1, 1999 the High Yield Fund began offering "MSD&T Shares." MSD&T Shares are being offered through Mercantile-Safe Deposit and Trust
Company and its affiliated and correspondent banks.




EXHIBIT D:
77 K

On December 16, 1999, the Board of Directors of the
Company elected Ernst & Young LLP as the independent accountants for the Company for the year ending
December 31, 2000, replacing PricewaterhouseCoopers
LLP. The Audit Committee did not take any separate action on this matter.

PricewaterhouseCoopers LLP's reports on the Company's financial statements for the years ended December 31, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 1998 and 1997, and through December 16, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such years.




EXHIBIT E:

77 Q1(d)
As discussed in Item 77 C above, the shareholders of each Fund of the Company voted to approve a new advisory agreement with OFFITBANK. The agreement is provided below.


FORM OF NEW ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT

THE OFFITBANK INVESTMENT FUND, INC.
P.O. Box 8701
Wilmington, DE 19899

 __________________, 1999

OFFITBANK
520 Madison Avenue
New York, New York 10022

Dear Sir or Madam:

This will confirm the agreement between the undersigned (the
"Company") and you (the "Investment Adviser") as follows:

1. The Company proposes to engage in the business of investing and reinvesting the assets of the OFFITBANK
High Yield Fund, OFFITBANK Emerging Markets Fund,
OFFITBANK Latin America Equity Fund, OFFITBANK U.S.
Government Securities Fund, OFFITBANK Mortgage Securities
Fund, OFFITBANK California Municipal Fund, OFFITBANK New
York Municipal Fund, and OFFITBANK National Municipal
Fund (individually a "Fund", collectively the "Funds") in the manner and in accordance with the investment objectives and limitations specified in the Company's
Articles of Incorporation and Articles Supplementary (the
"Articles") and the currently effective prospectus, including the documents incorporated by reference therein
(the "Prospectus"), relating to the Company and the Funds, included in the Company's Registration Statement an amended from time to time (the "Registration
Statement"), filed by the Company under the Investment
Company Act of 1940, as amended (the "1940 Act"), and the
Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to the Investment Adviser. Any amendments to these documents shall be furnished to the Investment
Adviser.

2. The Company employs the Investment Adviser to (a) make investment strategy decisions for the Funds, (b) manage the investing and reinvesting of the Funds' assets as specified in paragraph 1, (c) place purchase and sale orders on behalf of the Funds and, (d) provide continuous supervision of each Fund's investment portfolio.

3. (a) The Investment Adviser shall, at its expense, provide the Funds with office space, furnishings and equipment and personnel required by it to perform the services to be provided by the Investment Adviser pursuant to this Agreement.

(b) Except as provided in subparagraph (a), the Company shall be responsible for all of the Funds' expenses and liabilities, including taxes; interest; fees (including fees paid to its directors who are not affiliated with the Investment Adviser or any of its affiliates); fees payable to the Securities and Exchange Commission; state securities qualification fees; costs of preparing and printing prospectuses for regulatory purposes and for distribution to existing shareholders; advisory and administration fees, charges of the custodian and transfer agent; insurance premiums; auditing and legal expenses; costs of shareholders' reports and shareholders' meetings; any extraordinary expenses; and brokerage fees and commissions, if any, in connection with the purchase or sale of portfolio securities.

4. As manager of the Funds' assets, the Investment Adviser shall make investments for the Funds' account in accordance with the investment objectives and limitations set forth in the Articles, the Prospectus, the 1940 Act, the provisions of the Internal Revenue Code of 1986, as amended, relating to regulated investment companies, applicable banking laws and regulations, and policy decisions adopted by the Company's Board of Directors from time to time. The Investment Adviser shall advise the Company's officers and Board of Directors, at such times as the Company's Board of Directors may specify, of investments made for the Funds' accounts and shall, when requested by the Company's officers or Board of Directors, supply the reasons for making such investments.

5. The Investment Adviser is authorized on behalf of the Company, from time to time when deemed to be in the best interests of the Company and to the extent permitted by applicable law, to purchase and/or sell securities in which the Investment Adviser or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Investment Adviser is further authorized, to the extent permitted by applicable law, to select brokers for the execution of trades for the Company, which broker may be an affiliate of the Investment Adviser, provided that the best competitive execution price is obtained at the time of the trade execution.

6. In consideration of the Investment Adviser's undertaking to render the services described in this agreement, the Company agrees that the Investment Adviser shall not be liable under this agreement for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of this agreement, provided that nothing in this agreement shall be deemed to protect or purport to protect the Investment Adviser against any liability to the Company or its stockholders to which the Investment Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Investment
Adviser's duties under this agreement or by reason of the Investment Adviser's reckless disregard of its obligations and duties hereunder.

7. In consideration of the services to be rendered by the Investment Adviser under this agreement, the Company shall pay the Investment Adviser monthly fees on the first Business Day (as defined in the Prospectus) of each month based upon the average daily net assets of each Fund during the preceding month (as determined on the days and at the time set forth in the Prospectus for determining net asset value per share) at the following annual rates; .85% for the first $200,000,000 of assets,
 .75% on the next $400,000,000, and .65% of amounts in excess of $600,000,000 for the OFFITBANK High Yield Fund;
 .90% of the first $200,000,000 of net assets and .80% on amounts in excess thereof for the OFFITBANK Emerging
Markets Fund; 1.00% for the assets of the OFFITBANK Latin
America Equity Fund; 0.35% for the assets of the OFFITBANK U.S. Government Securities Fund; 0.35% for the assets of the OFFITBANK Mortgage Securities Fund; 0.35% for the assets of the OFFITBANK California Municipal
Fund; 0.35% for the assets of the OFFITBANK New York
Municipal Fund; and 0.35% for the assets of the OFFITBANK
National Municipal Fund. If the fees payable to the Investment Adviser pursuant to this paragraph 7 begins to accrue before the end of any month or if this agreement terminates before the end of any month, the fees for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of the Funds' net assets shall be computed in the manner specified in the Prospectus and the Articles for the computation of the value of the Funds' net assets in connection with the determination of the net asset value of shares of the Funds' capital stock.

8. This agreement shall continue in effect until two years from the date hereof and thereafter with respect to each Fund for successive annual periods, provided that such continuance is specifically approved at least annually
(a) by the vote of a majority of such Fund's outstanding voting securities (as defined in the 1940 Act) or by the Company's Board of Directors and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Company's directors who are not parties to this agreement or "interested persons" (as defined in the 1940
Act) of any such party. This agreement may be terminated by any Fund at any time, without the payment of any penalty, by a vote of a majority of such Fund's outstanding voting securities (as defined in the 1940
Act) or by a vote of a majority of the Company's entire
Board of Directors on 60 days' written notice to the Investment Adviser or by the Investment Adviser on 60 days' written notice to the Company. This agreement may remain in effect with respect to a Fund even if it has been terminated in accordance with this paragraph with respect to the other Funds. This agreement shall terminate automatically in the event of its assignment
(as defined in the 1940 Act).

9. Upon expiration or earlier termination of this agreement, the Company shall, if reference to "OFFITBANK" is made in the corporate name of the Company or in the names of the Funds and if the Investment Adviser requests in writing, as promptly as practicable change its corporate name and the names of the Funds so as to eliminate all reference to "OFFITBANK", and thereafter the Company and the funds shall cease transacting business in any corporate name using the words "OFFITBANK" or any other reference to the Investment Adviser or "OFFITBANK". The foregoing rights of the Investment Adviser and obligations of the Company shall not deprive the Investment Adviser, or any affiliate thereof which has "OFFITBANK" in its name, of, but shall be in addition to, any other rights or remedies to which the Investment Adviser and any such affiliate may be entitled in law or equity by reason of any breach of this agreement by the Company, and the failure or omission of the Investment Adviser to request a change of the Company's or the Funds" name or a cessation of the use of the name of "OFFITBANK" as described in this paragraph 9 shall not under any circumstances be deemed a waiver of the right to require such change or cessation at any time thereafter for the same or any subsequent breach.

10. Except to the extent necessary to perform the Investment Adviser's obligations under this agreement, nothing herein shall be deemed to limit or restrict the right of the Investment Adviser, or any affiliate of the Investment Adviser, or any employee of the Investment
Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11. This agreement shall be governed by the laws of the State of Maryland.

If the foregoing correctly sets forth the agreement between the Company and the Investment Adviser, please so indicate by signing and returning to the Company the enclosed copy hereof.

Very truly yours,

THE OFFITBANK INVESTMENT FUND, INC.

By: ----------------------


ACCEPTED:

OFFITBANK

By: --------------------




EXHIBIT F:
77 Q1(f)
As discussed in 77 K above, the Board of Directors of the Company elected Ernst & Young LLP as the independent accountants for the year ending
December 31, 2000, replacing PricewaterhouseCoopers LLP
("PwC"). Accordingly, the letter from the Company and PwC required by this item is provided below.



February 23, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by The OFFIT Investment Fund, Inc. and The OFFIT Variable Insurance Fund, Inc., (the "Funds") (copies attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Fund's Form N-SAR report for the period ending December 31, 1999. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP